Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	)	Chapter 11
)
QUADRANT 4 SYSTEM CORPORATION, et al.	)	Case No. 17-19689
	)	(Jointly Administered)
Debtors.	)
	)	Honorable Jack B. Schmetterer
)

ORDER APPROVING FORM AND MANNER OF NOTICE
AND ESTABLISHING DATES FOR HEARING ON ADEQUACY OF
DISCLOSURE STATEMENT AND FILING OF ANY OBJECTIONS THERETO

This matter having come before the Court on the motion (the “Motion”) of Quadrant 4 System Corporation and Stratitude, Inc., debtors and debtors in possession (the “Debtors”), for the entry of an order: (a) approving the manner and form of the Disclosure Statement Hearing Notice; (b) establishing a date and time of hearing on the adequacy of the Debtors’ Disclosure Statement; and (c) establishing a deadline by which parties in interest must file objections to the Debtors’ Disclosure Statement; capitalized terms not otherwise defined herein having the meaning ascribed thereto in the Motion; the Court having heard the statements in support of the relief requested at the hearing, and having determined that there is good cause to grant the relief requested in the Motion and such relief is in the best interests of the Debtors, their estates, creditors, and other parties in interest; it appearing that notice of the Motion was good and sufficient under the circumstances and that no other or further notice need be given; and the Court having jurisdiction over the parties and the subject matter of the Motion;

IT IS HEREBY ORDERED THAT:

1.	The Motion be and is hereby granted as provided herein.

2.	The Disclosure Statement Hearing shall be held on July 12, 2018 at 11:00 a.m.

3.	Any objections to the Disclosure Statement must be filed with the CoUI1 on or before July 10, 2018.

4.	The form and manner of the Disclosure Statement Hearing Notice attached hereto as Exhibit A be and hereby is approved.

5.	The Debtors shall file the Disclosure Statement Motion and tender service of the same not less than twenty-eight (28) days prior to the Objection Deadline, by CM/ECF, upon: (a)

the U.S. Securities and Exchange Commission; (b) the Office of the United States Trustee for the Northern District of Illinois; (c) counsel to the Committee; (d) counsel to the Debtor’s secured lenders; and (e) all other parties who have requested notice and service of pleadings in the Chapter II Cases via CM/ECF.

6.
The Debtors shall serve the Disclosure Statement Hearing Notice not less than twenty-eight (28) days prior to the Objection Deadline, by First-Class Mail, postage prepaid, upon all Known Creditors and Known Equity Interest Holders.

7.
The Debtors shall cause the Disclosure Statement Hearing Notice to be published on one (I) occasion in a newspaper of national circulation on a date that is at least twenty-eight (28) days prior to the Objection Deadline.

8.	The Debtors shall file or cause to be filed proof of service and publication of the Disclosure Statement Hearing Notice with the Court.

9.	Service as described herein shall constitute sufficient service of notice of the Disclosure Statement Hearing, and no other or further notice hall be required.

Dated:   06/05/18

Enter:

 /s/ Jack B. Schmetterer
United States Bankruptcy Judge

Order prepared by:
CHAD H. GETTLEMAN, ESQ. (ARDC #944858)
ERICH S. BUCK, ESQ. (ARDC #6274635)
NICHOLAS R. DWAYNE (ARDC #6308927)
ADELMAN & GETTLEMAN, LTD.
53 West Jackson Blvd, Suite 1050
Chicago, Illinois 60604
Tel (312)435-1050
Fax (312) 435-1059
Counsel for the Debtors